Exhibit 99.1

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

Community Financial System, Inc. Reports Fourth Quarter And Full Year 2025 Results

SYRACUSE, N.Y. — January 27, 2026 — Community Financial System, Inc. (the “Company”) (NYSE: CBU) reported fourth quarter and full year 2025 results. The results are available within the “News” section of the Company's investor relations website or directly at https://communityfinancialsystem.com/Q4-2025-CBU-Earnings-Release.

Company management will host a conference call at 11:00 a.m. (ET) today, January 27, 2026, to discuss the fourth quarter and full year 2025 results. The conference call can be accessed via webcast at https://app.webinar.net/5l1qd0vnwKo or via dial-in at 1-833-630-0464 (United States) or 1-412-317-1809 (International).

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $17 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, Western Massachusetts and Southern New Hampshire. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 68 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit https://communityfinancialsystem.com.

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

Community Financial System, Inc. Reports Fourth Quarter And Full Year 2025 Results

SYRACUSE, N.Y. — January 27, 2026

Community Financial System, Inc. (the “Company”) (NYSE: CBU) reported net income of $54.4 million, or $1.03 per share, for the fourth quarter of 2025 and $210.5 million, or $3.97 per share, for full year 2025.

The Company also reported operating net income1 of $59.5 million, or $1.12 per share, for the fourth quarter of 2025 and $225.1 million, or $4.24 per share, for full year 2025.

“Our Company continued its strong revenue performance across all businesses. In addition, our quarterly operating diluted earnings per share[1] result of $1.12 represents a third consecutive quarter of record results. This accomplishment was driven by margin expansion in our banking business along with increases in revenues and improvements in core operating performance in our employee benefit services and wealth management services businesses, which more than offset seasonal headwinds in our insurance services business,” commented Dimitar A. Karaivanov, President and CEO.

“Throughout 2025 the Company continued to execute on its focus to deliver sustainable growth and above-average returns with below-average risk, achieving a full-year operating return on assets[1] of 1.34% and 16% growth in operating diluted earnings per share[1]. These results were achieved while making very meaningful and visible investments including opening 15 new branches and completing two strategic transactions: the acquisition of 7 branch locations from Santander Bank, N.A., which accelerates our expansion in the Greater Lehigh Valley and a minority investment in Leap Holdings, Inc., which complements our insurance services business. We were also pleased to recently announce an agreement to acquire ClearPoint Federal Bank & Trust which will significantly expand the revenue and offerings of our wealth management services business. Collectively, these initiatives underscore our commitment to scale as a diversified financial services company and we are well positioned for another year of strong earnings growth in 2026.”

Fourth Quarter 2025 Performance					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		4th Qtr 2025	3rd Qtr 2025	4th Qtr 2024	$	%	$	%
Operating Performance	Diluted Earnings Per Share	$1.03	$1.04	$0.94	($0.01)	(1.0%)	$0.09	9.6%
	Operating Diluted Earnings Per Share[1]	1.12	1.09	1.00	0.03	2.8%	0.12	12.0%
	Operating Pre-Tax, Pre-Provision Net Revenue Per Share[1]	1.58	1.56	1.40	0.02	1.3%	0.18	12.9%

Return Metrics	Return on Assets	1.26%	1.30%	1.21%	-	(0.04%)	-	0.05%
	Operating Return on Assets[1]	1.38%	1.38%	1.29%	-	0.00%	-	0.09%
	Return on Equity	11.04%	11.62%	11.27%	-	(0.58%)	-	(0.23%)
	Operating Return on Equity[1]	12.08%	12.25%	11.99%	-	(0.17%)	-	0.09%

					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		4th Qtr 2025	3rd Qtr 2025	4th Qtr 2024	$	%	$	%
Revenues	Total Revenues	$215,451	$207,052	$196,287	$8,399	4.1%	$19,164	9.8%
	Total Operating Revenues[1]	215,556	206,816	196,040	8,740	4.2%	19,516	10.0%
	Noninterest Revenues	82,026	78,887	76,314	3,139	4.0%	5,712	7.5%
	Total Operating Noninterest Revenues[1]	82,131	78,651	76,067	3,480	4.4%	6,064	8.0%
	Noninterest Revenues/Total Revenues	38.1%	38.1%	38.9%	-	0.0%	-	(0.8%)
	Operating Noninterest Revenues/Operating Revenues (FTE)[1]	37.9%	37.9%	38.6%	-	0.0%	-	(0.7%)

Net Interest Income and Margin	Net Interest Income	$133,425	$128,165	$119,973	$5,260	4.1%	$13,452	11.2%
	Net Interest Margin	3.37%	3.30%	3.17%	-	0.07%	-	0.20%
	Net Interest Margin (FTE)[1]	3.39%	3.33%	3.20%	-	0.06%	-	0.19%

Balance Sheet and Funding	Total Ending Loans	$10,949,757	$10,750,262	$10,432,365	$199,495	1.9%	$517,392	5.0%
	Total Ending Deposits	14,387,085	14,056,850	13,441,707	330,235	2.3%	945,378	7.0%
	Cost of Total Deposits	1.15%	1.17%	1.23%	-	(0.02%)	-	(0.08%)
	Cost of Funds	1.27%	1.33%	1.38%	-	(0.06%)	-	(0.11%)

Risk Metrics	Annualized Loan Net Charge-Offs	0.09%	0.09%	0.12%	-	0.00%	-	(0.03%)
	Tier 1 Leverage Ratio	9.21%	9.46%	9.19%	-	(0.25%)	-	0.02%
	Loan-to-deposit ratio	76.1%	76.5%	77.6%	-	(0.4%)	-	(1.5%)
	Non-owner occupied and multifamily commercial real estate (“CRE”) / total bank-level regulatory capital	191%	188%	198%	-	3%	-	(7%)

1Non-GAAP Measure. For more information on Non-GAAP measures refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables below.

Fourth Quarter 2025 Business Segment Results[2]					Quarter-over-Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands		4th Qtr 2025	3rd Qtr 2025	4th Qtr 2024	$	%	$	%
Banking and Corporate	Net interest income	$132,412	$127,348	$119,218	$5,064	4.0%	$13,194	11.1%
	Provision for credit losses	4,979	5,564	6,208	(585)	(10.5%)	(1,229)	(19.8%)
	Segment noninterest revenues	23,556	21,082	19,984	2,474	11.7%	3,572	17.9%
	Other segment expenses	92,522	86,563	83,454	5,959	6.9%	9,068	10.9%
	Adjusted income before income taxes	$58,467	$56,303	$49,540	$2,164	3.8%	$8,927	18.0%
	Adjusted return on assets[3]	1.37%	1.35%	1.22%	-	0.02%	-	0.15%
	Adjusted return on equity[3]	14.35%	14.14%	13.36%	-	0.21%	-	0.99%
	Adjusted return on tangible equity[1,3]	25.56%	25.30%	25.39%	-	0.26%	-	0.17%

Employee Benefit Services	Segment revenues	$38,391	$35,965	$35,582	$2,426	6.7%	$2,809	7.9%
	Segment expenses	22,394	21,464	21,483	930	4.3%	911	4.2%
	Adjusted income before income taxes	$15,997	$14,501	$14,099	$1,496	10.3%	$1,898	13.5%
	Adjusted return on assets[3]	26.81%	25.49%	25.15%	-	1.32%	-	1.66%
	Adjusted return on equity[3]	30.17%	28.66%	28.46%	-	1.51%	-	1.71%
	Adjusted return on tangible equity[1,3]	61.16%	62.00%	63.44%	-	(0.84%)	-	(2.28%)

Insurance Services	Segment revenues	$12,475	$14,219	$12,241	($1,744)	(12.3%)	$234	1.9%
	Segment expenses	11,546	10,977	11,478	569	5.2%	68	0.6%
	Adjusted income before income taxes	$929	$3,242	$763	($2,313)	(71.3%)	$166	21.8%
	Adjusted return on assets[3]	3.51%	15.35%	4.54%	-	(11.84%)	-	(1.03%)
	Adjusted return on equity[3]	4.01%	19.60%	5.80%	-	(15.59%)	-	(1.79%)
	Adjusted return on tangible equity[1,3]	8.26%	63.09%	35.85%	-	(54.83%)	-	(27.59%)

Wealth Management Services	Segment revenues	$10,198	$9,528	$10,376	$670	7.0%	($178)	(1.7%)
	Segment expenses	7,007	6,636	6,723	371	5.6%	284	4.2%
	Adjusted income before income taxes	$3,191	$2,892	$3,653	$299	10.3%	($462)	(12.6%)
	Adjusted return on assets[3]	30.87%	29.22%	39.43%	-	1.65%	-	(8.56%)
	Adjusted return on equity[3]	34.36%	32.57%	44.38%	-	1.79%	-	(10.02%)
	Adjusted return on tangible equity[1,3]	38.50%	36.83%	51.23%	-	1.67%	-	(12.73%)

1Non-GAAP Measure. For more information on Non-GAAP measures refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables below.

2Refer to the “Summary of Financial Data (unaudited)” tables below for reconciliations of the reported measure of segment profit (adjusted income before income taxes) results to Company results and calculations of the segment adjusted return metrics. The reported measure of segment profit, the reported segment assets and the reported segment equity that are used in the calculations of the segment adjusted return metrics are presented in conformity with ASC 280: Segment Reporting and follow the methodology disclosed in the Company’s 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2025.

3The segment adjusted return metrics are reported on a pre-tax basis.

Results of Operations

The Company reported fourth quarter 2025 net income of $54.4 million, or $1.03 per share. This compares to net income of $49.8 million, or $0.94 per share, for the fourth quarter of 2024. The $0.09 increase in earnings per share was primarily driven by increases in net interest income and noninterest revenues and a decrease in the provision for credit losses, partially offset by increases in noninterest expenses and income taxes. Comparatively, the Company’s earnings per share decreased $0.01 from $1.04 per share for the linked third quarter of 2025, primarily due to an increase in noninterest expenses, partially offset by increases in net interest income and noninterest revenues and decreases in the provision for credit losses and income taxes.

Net Interest Income and Net Interest Margin

The Company’s record quarterly net interest income reflected the favorable impact of the Santander Bank, N.A. (“Santander”) branch acquisition, organic loan growth and repricing along with diminishing funding cost pressures, combining to drive margin expansion.

•	Net interest income in the fourth quarter of 2025 was $133.4 million, up $13.5 million, or 11.2%, compared to the fourth quarter of 2024, and up $5.3 million, or 4.1%, from the third quarter of 2025.
•	Net interest margin for the fourth quarter of 3.37% and fully tax-equivalent net interest margin, a non-GAAP measure, of 3.39%, increased 20 basis points and 19 basis points, respectively, from the fourth quarter of 2024. These increases were primarily the result of a lower cost of interest-bearing liabilities and a higher yield on interest-earning assets.
•	The yield on interest-earning assets increased 8 basis points to 4.60% over the prior year’s fourth quarter primarily driven by higher loan yields.
•	The cost of interest-bearing liabilities decreased 16 basis points from 1.84% in the fourth quarter of 2024 to 1.68% in the fourth quarter of 2025, driven by a 13 basis point decrease in the average interest-bearing deposit rate.
•	On a linked quarter basis, net interest margin and fully tax-equivalent net interest margin, a non-GAAP measure, increased by 7 basis points and 6 basis points, respectively. The yield on interest-earning assets increased 1 basis point, while the cost of funds decreased 6 basis points. This included an 8 basis point decrease in the cost of interest-bearing liabilities driven by a 25 basis point decrease in the average borrowing rate due to lower overnight borrowings while the average interest-bearing deposit rate decreased 4 basis points to 1.55%.

Noninterest Revenues

The Company’s noninterest revenue streams generated 38% of total revenues in the fourth quarter and set a new quarterly record.

•	Banking noninterest revenues, comprised of deposit service and other banking fees and mortgage banking revenues, totaled $23.6 million for the fourth quarter of 2025, an increase of $3.5 million, or 17.6%, from the fourth quarter of 2024 and an increase of $2.4 million, or 11.5%, from the third quarter of 2025. The increases between both periods were primarily comprised of higher CRE financing and structure fees and customer interest rate swap fee revenues along with the impact of a $1.6 million income distribution received from a limited partnership investment.
•	Employee benefit services revenues for the fourth quarter of 2025 were $36.6 million, an increase of $2.6 million, or 7.7%, in comparison to the fourth quarter of 2024 and an increase of $2.2 million, or 6.3%, from the third quarter of 2025. The increases between both periods were largely driven by revenue growth in the recordkeeping and third-party administration services business line due in part to revenue growth from acquisitions and higher average market values of assets under administration.
•	Insurance services revenues for the fourth quarter of 2025 were $12.7 million, which represents a $0.5 million, or 4.1%, increase versus the prior year’s fourth quarter and a $1.4 million, or 10.3%, decrease from the third quarter of 2025. The increase from the prior year’s fourth quarter was due to revenue growth from acquisitions while the decrease from the third quarter of 2025 was driven by the seasonality of insurance policy renewals.
•	Wealth management services revenues for the fourth quarter of 2025 totaled $9.6 million, a decrease of $0.3 million, or 3.0%, from the fourth quarter of 2024 impacted by lower one-time Trust termination fees and an increase of $0.6 million, or 7.0%, from the third quarter of 2025 reflective of favorable market conditions and asset values.

Noninterest Expenses and Income Taxes

The Company continues to focus on managing expenses consistent with its organic growth strategies and scale objectives, while evaluating efficiency opportunities and the enhancement of operating leverage in all lines of business.

•	The Company recorded $138.5 million in total noninterest expenses in the fourth quarter of 2025, compared to $125.5 million of total noninterest expenses in the prior year’s fourth quarter. The $13.0 million, or 10.4% increase between the periods was driven by higher salaries and employee benefits expenses, acquisition expenses, data processing and communications expenses, occupancy and equipment expenses and other expenses.
•	Salaries and employee benefits expenses increased $5.7 million, or 7.4%, from the fourth quarter of 2024 due in part to higher performance-based incentives including a $1.0 million true-up of long-term incentive program-related expense, a $0.8 million true-up of annual management incentive plan expense and a $0.6 million incentive accrual tied to revenue and bottom-line performance in our CRE finance and advisory business line, as well as the incremental salaries associated with acquisitions and de novo bank branches opened between the periods, which were partially offset by lower employee medical costs that were impacted by rebates received.
•	Acquisition expenses increased $2.8 million from the prior year’s fourth quarter due to integration-related expenses associated with the acquisition of seven branch locations from Santander during the fourth quarter of 2025. Excluding integration-related expenses, there were $1.0 million of noninterest expenses associated with the branch locations acquired from Santander during the fourth quarter of 2025.
•	Data processing and communications expenses increased $1.9 million, or 11.6%, from the fourth quarter of 2024 reflective of the Company’s continued investment in customer-facing and back-office technologies including artificial intelligence applications, customer payment fraud and cybersecurity risk management software, credit administration software and other workflow efficiency initiatives.
•	Occupancy and equipment expenses increased $1.7 million, or 15.0%, from the prior year’s fourth quarter driven by incremental costs associated with the opening of de novo bank branches and the Santander branch acquisition along with higher winter weather-related property maintenance costs.
•	Excluding acquisition-related expenses, other expenses increased $1.7 million, or 17.7%, from last year’s fourth quarter primarily attributable to property-related writedowns related to previously announced branch consolidations. During the fourth quarter of 2025 there were $0.8 million of net writedowns compared to $0.9 million of net gains on the sale of fixed assets in the prior year’s fourth quarter associated with the consolidation of certain bank branch locations.
•	The effective tax rate for the fourth quarter of 2025 was 24.3%, an increase from 22.8% in the fourth quarter of 2024 and a decrease from 24.7% in the third quarter of 2025. The effective tax rate for full year 2025 was 23.6% compared to 22.9% for full year 2024. The increases from full year 2024 and the prior year’s fourth quarter were due to an increase in certain state income taxes.

Financial Position and Liquidity

The Company’s financial position and liquidity profile remain strong, demonstrating the effectiveness of its proactive asset and liability management and prudent financial planning.

•	The Company’s total assets were $17.30 billion at December 31, 2025, representing a $917.3 million, or 5.6%, increase from one year prior and a $345.5 million, or 2.0%, increase from the end of the third quarter of 2025. The increase in the Company’s total assets between both periods was primarily driven by organic loan growth and the Santander branch acquisition.
•	At December 31, 2025, the Company’s readily available sources of liquidity totaled $6.82 billion, including unrestricted cash and cash equivalents balances of $287.0 million, investment securities unpledged as collateral totaling $2.18 billion, unused borrowing capacity at the Federal Home Loan Bank of New York of $1.57 billion and $2.78 billion of funding availability at the Federal Reserve Bank’s discount window.
•	The Company’s readily available sources of liquidity represent 249% of the Company’s estimated uninsured deposits, net of collateralized and intercompany deposits, at December 31, 2025.
•	Estimated insured deposits, net of collateralized and intercompany deposits, represent 81% of total ending deposits at December 31, 2025.

Deposits and Funding

The Company continues to leverage its strong core deposit base, characterized by low funding costs, to support its financial operations.

•	Ending deposits at December 31, 2025 of $14.39 billion were $330.2 million, or 2.3%, higher than the end of the third quarter of 2025 and were $945.4 million, or 7.0%, higher than one year prior. The growth between both periods was primarily driven by the $543.7 million of deposits assumed in the Santander branch acquisition.
•	Ending borrowings of $689.9 million at December 31, 2025, which included $450.4 million of fixed rate Federal Home Loan Bank of New York term borrowings, $231.2 million of customer repurchase agreements and $8.3 million of finance lease liabilities, decreased $73.4 million, or 9.6%, from the end of the third quarter of 2025 and decreased $308.9 million, or 30.9%, from one year prior, primarily driven by the funding provided from the Santander branch acquisition.
•	The Company’s average cost of funds decreased 11 basis points, from 1.38% in the fourth quarter of 2024 to 1.27% in the fourth quarter of 2025 and decreased 6 basis points from the third quarter of 2025. The decrease from the third quarter of 2025 reflected lower average overnight borrowing balances and lower average deposit costs.
•	The quarterly average cost of total deposits of 1.15% remains comparatively low relative to the industry and decreased 8 basis points from the fourth quarter of 2024 and 2 basis points from the linked third quarter.
•	64% of the Company’s total deposits were in no- and relatively low-rate checking and savings accounts at the end of 2025. Time deposit accounts represented 15% of the Company’s total deposits at the end of 2025, a decrease of 1 percentage point from December 31, 2024, and an increase of 1 percentage point from the end of the linked third quarter.

Loans and Credit Quality

The Company’s predominantly footprint-based loan portfolio is well diversified with credit performance remaining a central priority. The Company’s asset quality metrics, including net charge-offs and delinquent and nonperforming loan levels, remain relatively low compared to the banking industry, reflecting the Company’s robust risk management practices and disciplined credit quality standards.

•	Ending loans at December 31, 2025 totaled $10.95 billion, an increase of $199.5 million, or 1.9%, compared to September 30, 2025 and an increase of $517.4 million, or 5.0%, compared to one year prior. The increases between both periods primarily reflected organic growth in the overall business and consumer lending portfolios.
•	At December 31, 2025, the Company’s allowance for credit losses totaled $87.9 million, or 0.80% of total loans outstanding, compared to $84.9 million, or 0.79% of total loans outstanding, at September 30, 2025, and $79.1 million, or 0.76% of total loans outstanding, at December 31, 2024. The increases were driven by a net reserve build in the business lending portfolio.
•	The Company recorded a $5.0 million provision for credit losses during the fourth quarter of 2025 reflective of organic loan growth and stable credit quality metrics. While certain macroeconomic concerns persist related to non-owner occupied and multifamily CRE, the Company’s exposure to these portfolios remains diverse both geographically and by property type, and relatively low at 15% of total assets, 24% of total loans and 191% of total bank-level regulatory capital.
•	The Company recorded net charge-offs of $2.3 million, or an annualized 0.09% of average loans, in the fourth quarter of 2025 compared to net charge-offs of $3.2 million, or an annualized 0.12% of average loans, in the fourth quarter of 2024 and net charge-offs of $2.5 million, or an annualized 0.09% of average loans, in the third quarter of 2025.
•	Total delinquent loans, which includes loans 30 or more days past due and nonaccrual loans and tend to be influenced by seasonal factors, as a percentage of total loans outstanding was 1.10% at the end of 2025. This compares to 1.24% at December 31, 2024, and 1.00% at September 30, 2025.
•	At December 31, 2025, nonperforming (90 or more days delinquent and non-accruing) loans were $56.5 million, or 0.52% of total loans outstanding compared to $56.1 million, or 0.52% of total loans outstanding at September 30, 2025, and $73.4 million, or 0.70% of total loans outstanding one year earlier.

Shareholders’ Equity and Regulatory Capital

The Company’s capital planning and management activities, coupled with its diversified streams of income and prudent dividend practices, have allowed it to build and maintain a strong capital position. At December 31, 2025, all of the Company’s and Community Bank, N.A.’s regulatory capital ratios significantly exceeded well-capitalized standards.

•	Shareholders’ equity of $2.01 billion at December 31, 2025 was $243.2 million, or 13.8%, higher than one year ago, primarily due to a $118.0 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio and a $112.3 million increase in retained earnings. Shareholders’ equity increased $67.1 million, or 3.5%, from September 30, 2025, primarily driven by a $29.7 million increase in retained earnings and a $23.2 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio.
•	The Company’s shareholders’ equity to assets ratio was 11.59% at December 31, 2025, up from 10.76% at December 31, 2024, and 11.43% at September 30, 2025.
•	The Company’s tier 1 leverage ratio of 9.21% at December 31, 2025 remained substantially above the regulatory well-capitalized standard of 5.0% and increased 2 basis points from one year earlier and decreased 25 basis points from September 30, 2025. The decrease in the Company’s tier 1 leverage ratio from the end of the linked third quarter was primarily due to the intangible assets added as part of the Santander branch acquisition.
•	The Company’s tangible equity to tangible assets ratio (non-GAAP) was 6.75% at December 31, 2025, up from 5.83% a year earlier and from 6.73% at September 30, 2025. Tangible equity (non-GAAP) increased $201.2 million, or 22.2%, from one year prior due to the aforementioned decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio and increase in retained earnings. Tangible assets (non-GAAP) increased $875.3 million, or 5.6%, from the prior year due primarily to organic loan growth and the Santander branch acquisition.

Dividend Increase and Stock Repurchase Program

The payment of a meaningful and growing dividend is an important component of the Company’s commitment to provide consistent and favorable long-term returns to its shareholders, and it reflects the continued strength of the Company’s long-term operating results and capital position, and management’s confidence in the future performance of the Company. The $0.01 increase in the quarterly dividend declared in the third quarter of 2025 marked the 33rd consecutive year of dividend increases for the Company.

•	During the fourth quarter of 2025, the Company declared a quarterly cash dividend of $0.47 per share on its common stock, up 2.2% from the $0.46 dividend declared in the fourth quarter of 2024, representing an annualized yield of 3.0% based upon the $61.77 closing price of the Company’s stock on January 26, 2026.
•	In December 2025, the Company’s Board of Directors (the “Board”) approved a stock repurchase program authorizing the repurchase of up to 2.63 million shares, or 5.0% of the Company’s common stock outstanding during the twelve-month period starting January 1, 2026. Such repurchases may be made at the discretion of the Company’s senior management based on market conditions and other relevant factors and will be acquired through open market or privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable regulatory and legal requirements. As previously announced, in December 2024 the Board approved a stock repurchase program authorizing the repurchase of up to 2.63 million shares of the Company’s stock during a twelve-month period starting January 1, 2025. There were 206,054 shares repurchased pursuant to the 2025 stock repurchase program during the first nine months of 2025 and there were no shares were repurchased in the fourth quarter of 2025. The 2025 stock repurchase authorization expired on December 31, 2025.

Strategic Banking Services Expansion in the Lehigh Valley Market

On November 7, 2025, Community Bank, N.A. acquired seven branch locations from Santander Bank, N.A. in the Allentown, Pennsylvania market. The transaction accelerates the Company’s de novo expansion in the Greater Lehigh Valley, complementing its existing commercial and consumer lending presence in the market, and added $543.7 million of customer deposits as well as branch-related loans and wealth management relationships.

Wealth Management Services Expansion with Acquisition of ClearPoint Federal Bank & Trust

On January 15, 2026, the Company announced that Community Bank, N.A. has entered into an agreement to acquire ClearPoint Federal Bank & Trust (“ClearPoint”) in an all-cash transaction for approximately $40 million, subject to potential purchase price adjustments. The transaction significantly expands the revenue and offerings of Nottingham Financial Group, the Company’s wealth management services business, and contributes to the Company’s strategic capital deployment into durable, recurring and growing income streams. ClearPoint is a national leader in trust administration for the approximately $20 billion death care industry, with over $1.5 billion of assets under management and a historical 3-year revenue CAGR of 8.8%. The Company expects the transaction to close in the second quarter of 2026 subject to the receipt of the ClearPoint shareholder approval, requisite regulatory approval and other customary closing conditions.

Non-GAAP Measures

The Company also provides supplemental reporting of its results on an “operating” and “tangible” basis. Results on an “operating” basis exclude the after-tax effects of acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets. Results on a “tangible” basis exclude goodwill and intangible asset balances, net of accumulated amortization and applicable deferred tax amounts. The Company also provides supplemental ratio reporting at the segment level, which includes adjusted return on tangible equity. Adjusted return on tangible equity represents annualized adjusted income before income taxes applicable to each segment as a percentage of average tangible equity for each respective segment. In addition, the Company provides supplemental reporting for “operating pre-tax, pre-provision net revenues,” which subtracts the provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets from income before income taxes. Although these items are non-GAAP measures, the Company’s management believes this information helps investors and analysts measure underlying core performance and provides better comparability to other organizations that have not engaged in acquisitions. The Company also provides supplemental reporting of its net interest income and net interest margin on a fully tax-equivalent (“FTE”) basis, which includes an adjustment to net interest income that represents taxes that would have been paid had nontaxable investment securities and loans been taxable. Although fully tax-equivalent net interest income and net interest margin are non-GAAP measures, the Company’s management believes this information helps enhance comparability of the performance of assets that have different tax liabilities. The amounts for such items are presented in the tables that accompany this release.

Conference Call Scheduled

Company management will host a conference call at 11:00 a.m. (ET) today, January 27, 2026, to discuss the fourth quarter and full year 2025 results. The conference call can be accessed via webcast at https://app.webinar.net/5l1qd0vnwKo or via dial-in at 1-833-630-0464 (United States) or 1-412-317-1809 (International).

This earnings release is also available within the ”News” section of the Company's investor relations website at https://communityfinancialsystem.com/news/. A replay of the earnings call webcast will also be available on this site for at least one year.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $17 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, Western Massachusetts and Southern New Hampshire. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 68 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit https://communityfinancialsystem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from current and future economic and market conditions, including the effects on CRE and housing or vehicle prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, tariffs and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; litigation and actions of regulatory authorities; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on CBU’s fee income businesses, including its employee benefit services, wealth management services, and insurance services businesses; the successful integration of operations of its acquisitions and performance of new branches; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on CBU’s website at https://communityfinancialsystem.com and on the SEC’s website at https://sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	Quarter Ended		Year-to-Date
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Earnings
Loan income	$154,768	$144,638	$596,715	$545,767
Investment income	26,699	25,293	102,560	97,761
Total interest income	181,467	169,931	699,275	643,528
Interest expense	48,042	49,958	192,725	194,411
Net interest income	133,425	119,973	506,550	449,117
Provision for credit losses	4,979	6,208	21,350	22,773
Net interest income after provision for credit losses	128,446	113,765	485,200	426,344
Deposit service and other banking fees	23,209	19,315	80,383	74,123
Mortgage banking	385	746	3,535	4,421
Employee benefit services	36,564	33,950	135,974	130,981
Insurance services	12,684	12,181	54,410	50,249
Wealth management services	9,574	9,875	37,065	36,668
Loss on sales of investment securities	0	0	0	(487)
Unrealized (loss) gain on equity securities	(105)	247	375	1,231
Loss from equity method investments	(285)	0	(285)	0
Total noninterest revenues	82,026	76,314	311,457	297,186
Salaries and employee benefits	81,920	76,247	313,915	300,779
Data processing and communications	18,221	16,327	70,161	61,843
Occupancy and equipment	12,646	10,995	48,249	43,658
Business development and marketing	3,419	4,510	15,135	16,059
Legal and professional fees	4,212	3,800	17,898	15,323
Amortization of intangible assets	3,737	3,437	13,846	14,259
Other	14,397	10,223	42,059	34,904
Total noninterest expenses	138,552	125,539	521,263	486,825
Income before income taxes	71,920	64,540	275,394	236,705
Income taxes	17,498	14,747	64,939	54,224
Net income	$54,422	$49,793	$210,455	$182,481
Basic earnings per share	$1.03	$0.94	$3.98	$3.44
Diluted earnings per share	$1.03	$0.94	$3.97	$3.44

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025				2024
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Earnings
Loan income	$154,768	$152,509	$146,534	$142,904	$144,638
Investment income	26,699	24,774	26,344	24,743	25,293
Total interest income	181,467	177,283	172,878	167,647	169,931
Interest expense	48,042	49,118	48,130	47,435	49,958
Net interest income	133,425	128,165	124,748	120,212	119,973
Provision for credit losses	4,979	5,564	4,117	6,690	6,208
Net interest income after provision for credit losses	128,446	122,601	120,631	113,522	113,765
Deposit service and other banking fees	23,209	19,980	19,086	18,108	19,315
Mortgage banking	385	1,180	972	998	746
Employee benefit services	36,564	34,408	32,380	32,622	33,950
Insurance services	12,684	14,137	13,388	14,201	12,181
Wealth management services	9,574	8,946	8,683	9,862	9,875
Unrealized (loss) gain on equity securities	(105)	236	(1)	245	247
Loss from equity method investments	(285)	0	0	0	0
Total noninterest revenues	82,026	78,887	74,508	76,036	76,314
Salaries and employee benefits	81,920	76,532	79,021	76,442	76,247
Data processing and communications	18,221	19,119	16,699	16,122	16,327
Occupancy and equipment	12,646	11,419	11,486	12,698	10,995
Business development and marketing	3,419	4,585	4,001	3,130	4,510
Legal and professional fees	4,212	4,469	4,368	4,849	3,800
Amortization of intangible assets	3,737	3,258	3,369	3,482	3,437
Other	14,397	8,937	10,158	8,567	10,223
Total noninterest expenses	138,552	128,319	129,102	125,290	125,539
Income before income taxes	71,920	73,169	66,037	64,268	64,540
Income taxes	17,498	18,081	14,706	14,654	14,747
Net income	$54,422	$55,088	$51,331	$49,614	$49,793
Basic earnings per share	$1.03	$1.04	$0.97	$0.94	$0.94
Diluted earnings per share	$1.03	$1.04	$0.97	$0.93	$0.94
Profitability (GAAP)
Return on assets (GAAP)	1.26%	1.30%	1.24%	1.22%	1.21%
Return on equity (GAAP)	11.04%	11.62%	11.21%	11.28%	11.27%
Noninterest revenues/total revenues (GAAP)	38.1%	38.1%	37.4%	38.7%	38.9%
Efficiency ratio (GAAP)	64.3%	62.0%	64.8%	63.8%	64.0%
Profitability (non-GAAP)
Operating return on assets (non-GAAP)	1.38%	1.38%	1.34%	1.28%	1.29%
Operating return on equity (non-GAAP)	12.08%	12.25%	12.10%	11.84%	11.99%
Return on tangible equity (non-GAAP)	19.83%	21.27%	20.97%	21.69%	21.97%
Operating return on tangible equity (non-GAAP)	21.70%	22.43%	22.63%	22.76%	23.36%
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	37.9%	37.9%	37.2%	38.5%	38.6%
Operating efficiency ratio (non-GAAP)	61.0%	59.9%	62.0%	61.9%	61.8%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025				2024
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Components of Net Interest Margin (FTE)
Loan yield	5.68%	5.68%	5.63%	5.58%	5.58%
Cash equivalents yield	3.84%	3.92%	4.33%	4.30%	4.71%
Investment yield	2.14%	2.12%	2.17%	2.11%	2.15%
Earning asset yield	4.60%	4.59%	4.56%	4.51%	4.52%
Interest-bearing deposit rate	1.55%	1.59%	1.59%	1.59%	1.68%
Borrowing rate	3.57%	3.82%	3.56%	3.63%	3.57%
Cost of all interest-bearing funds	1.68%	1.76%	1.74%	1.75%	1.84%
Cost of total deposits	1.15%	1.17%	1.19%	1.17%	1.23%
Cost of funds (includes noninterest-bearing deposits)	1.27%	1.33%	1.32%	1.33%	1.38%
Net interest margin	3.37%	3.30%	3.27%	3.21%	3.17%
Net interest margin (FTE) (non-GAAP)	3.39%	3.33%	3.30%	3.24%	3.20%
Fully tax-equivalent adjustment (non-GAAP)	$875	$880	$884	$894	$882
Average Balances
Loans	$10,819,267	$10,664,241	$10,455,637	$10,402,985	$10,331,217
Cash equivalents	223,700	46,550	159,688	130,649	93,910
Taxable investment securities	4,266,451	4,268,660	4,256,943	4,211,921	4,187,538
Nontaxable investment securities	411,771	413,663	417,323	419,746	423,323
Total interest-earning assets	15,721,189	15,393,114	15,289,591	15,165,301	15,035,988
Total assets	17,179,984	16,755,095	16,590,741	16,439,357	16,324,320
Interest checking, savings and money market deposits	8,470,840	8,086,979	8,094,208	7,899,568	7,689,659
Time deposits	2,138,368	2,088,861	2,125,683	2,152,113	2,182,140
Customer repurchase agreements	220,670	187,845	240,817	250,142	278,275
Overnight borrowings	37,554	151,495	16,408	57,192	13,935
FHLB and other borrowings	462,991	531,979	587,523	602,838	623,265
Total interest-bearing liabilities	11,330,423	11,047,159	11,064,639	10,961,853	10,787,274
Noninterest-bearing deposits	3,702,200	3,640,964	3,522,734	3,519,962	3,603,416
Shareholders' equity	1,955,306	1,881,116	1,836,965	1,783,646	1,757,467

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025				2024
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Balance Sheet Data
Cash and cash equivalents	$301,755	$245,247	$237,248	$518,021	$197,004
Investment securities:
Available-for-sale	2,875,341	2,859,312	2,832,370	2,826,915	2,785,714
Held-to-maturity	1,454,166	1,442,308	1,430,991	1,393,837	1,345,155
Equity and other	77,252	78,944	86,709	80,591	87,517
Total investment securities	4,406,759	4,380,564	4,350,070	4,301,343	4,218,386
Loans:
Business lending	4,733,867	4,663,878	4,541,192	4,540,002	4,505,178
Consumer mortgage	3,617,186	3,544,277	3,523,025	3,504,151	3,489,780
Consumer indirect	1,859,354	1,834,766	1,767,213	1,707,938	1,767,655
Home equity	533,755	510,933	494,183	481,248	477,425
Consumer direct	205,595	196,408	193,504	187,802	192,327
Total loans	10,949,757	10,750,262	10,519,117	10,421,141	10,432,365
Allowance for credit losses	87,921	84,944	81,851	82,840	79,114
Goodwill and intangible assets, net	942,716	899,967	898,381	900,332	901,471
Other assets	790,230	766,708	742,053	706,299	715,932
Total assets	17,303,296	16,957,804	16,665,018	16,764,296	16,386,044
Deposits:
Noninterest-bearing	3,683,442	3,686,772	3,588,602	3,526,485	3,557,219
Non-maturity interest-bearing	8,497,337	8,337,797	8,010,808	8,215,773	7,707,037
Time	2,206,306	2,032,281	2,102,358	2,149,789	2,177,451
Total deposits	14,387,085	14,056,850	13,701,768	13,892,047	13,441,707
Customer repurchase agreements	231,163	224,169	180,621	266,581	261,553
Other borrowings	458,770	539,180	713,839	595,455	737,312
Accrued interest and other liabilities	220,244	198,655	185,699	176,138	182,637
Total liabilities	15,297,262	15,018,854	14,781,927	14,930,221	14,623,209
Shareholders' equity	2,006,034	1,938,950	1,883,091	1,834,075	1,762,835
Total liabilities and shareholders' equity	17,303,296	16,957,804	16,665,018	16,764,296	16,386,044
Capital and Other
Shareholders’ equity/total assets (GAAP)	11.59%	11.43%	11.30%	10.94%	10.76%
Tangible equity/tangible assets (non-GAAP)	6.75%	6.73%	6.51%	6.15%	5.83%
Tier 1 leverage ratio	9.21%	9.46%	9.42%	9.29%	9.19%
Loan-to-deposit ratio	76.1%	76.5%	76.8%	75.0%	77.6%
Diluted weighted average common shares outstanding	52,959	53,036	53,117	53,130	53,078
Period end common shares outstanding	52,682	52,662	52,869	52,836	52,668
Cash dividends declared per common share	$0.47	$0.47	$0.46	$0.46	$0.46
Book value (GAAP)	$38.08	$36.82	$35.62	$34.71	$33.47
Tangible book value (non-GAAP)	$21.02	$20.57	$19.46	$18.52	$17.20
Common stock price at quarter-end	$57.44	$58.64	$56.87	$56.86	$61.68

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025				2024
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Asset Quality
Nonaccrual loans	$49,509	$49,327	$45,808	$69,051	$66,387
Accruing loans 90+ days delinquent	6,948	6,730	7,519	5,928	7,000
Total nonperforming loans	56,457	56,057	53,327	74,979	73,387
Other real estate owned	8,209	7,851	7,954	2,746	2,781
Total nonperforming assets	64,666	63,908	61,281	77,725	76,168
Net charge-offs	2,328	2,471	5,114	3,229	3,211
Allowance for credit losses/loans outstanding	0.80%	0.79%	0.78%	0.79%	0.76%
Nonperforming loans/loans outstanding	0.52%	0.52%	0.51%	0.72%	0.70%
Allowance for credit losses/nonperforming loans	156%	152%	153%	110%	108%
Net charge-offs/average loans	0.09%	0.09%	0.20%	0.13%	0.12%
Delinquent loans/ending loans	1.10%	1.00%	1.01%	1.29%	1.24%
Provision for credit losses/net charge-offs	214%	225%	80%	207%	193%
Nonperforming assets/total assets	0.37%	0.38%	0.37%	0.46%	0.46%
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue (non-GAAP)
Net income (GAAP)	$54,422	$55,088	$51,331	$49,614	$49,793
Income taxes	17,498	18,081	14,706	14,654	14,747
Income before income taxes	71,920	73,169	66,037	64,268	64,540
Provision for credit losses	4,979	5,564	4,117	6,690	6,208
Pre-tax, pre-provision net revenue (non-GAAP)	76,899	78,733	70,154	70,958	70,748
Acquisition expenses	2,848	747	67	1	8
Acquisition-related contingent consideration adjustments	0	0	0	0	400
Restructuring expenses	(26)	0	1,525	0	0
Litigation accrual	0	0	0	(50)	(83)
Unrealized loss (gain) on equity securities	105	(236)	1	(245)	(247)
Amortization of intangible assets	3,737	3,258	3,369	3,482	3,437
Operating pre-tax, pre-provision net revenue (non-GAAP)	$83,563	$82,502	$75,116	$74,146	$74,263

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025				2024
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue per share (non-GAAP)
Diluted earnings per share (GAAP)	$1.03	$1.04	$0.97	$0.93	$0.94
Income taxes	0.33	0.34	0.27	0.28	0.28
Income before income taxes	1.36	1.38	1.24	1.21	1.22
Provision for credit losses	0.10	0.11	0.08	0.12	0.11
Pre-tax, pre-provision net revenue per share (non-GAAP)	1.46	1.49	1.32	1.33	1.33
Acquisition expenses	0.05	0.01	0.00	0.00	0.00
Acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Restructuring expenses	0.00	0.00	0.03	0.00	0.00
Litigation accrual	0.00	0.00	0.00	0.00	0.00
Unrealized loss (gain) on equity securities	0.00	0.00	0.00	0.00	0.00
Amortization of intangible assets	0.07	0.06	0.06	0.07	0.07
Operating pre-tax, pre-provision net revenue per share (non-GAAP)	$1.58	$1.56	$1.41	$1.40	$1.40

Operating net income (non-GAAP)
Net income (GAAP)	$54,422	$55,088	$51,331	$49,614	$49,793
Acquisition expenses	2,848	747	67	1	8
Tax effect of acquisition expenses	(658)	(155)	(12)	0	(1)
Subtotal (non-GAAP)	56,612	55,680	51,386	49,615	49,800
Acquisition-related contingent consideration adjustments	0	0	0	0	400
Tax effect of acquisition-related contingent consideration adjustments	0	0	0	0	(41)
Subtotal (non-GAAP)	56,612	55,680	51,386	49,615	50,159
Restructuring expenses	(26)	0	1,525	0	0
Tax effect of restructuring expenses	6	0	(274)	0	0
Subtotal (non-GAAP)	56,592	55,680	52,637	49,615	50,159
Litigation accrual	0	0	0	(50)	(83)
Tax effect of litigation accrual	0	0	0	12	8
Subtotal (non-GAAP)	56,592	55,680	52,637	49,577	50,084
Unrealized loss (gain) on equity securities	105	(236)	1	(245)	(247)
Tax effect of unrealized loss (gain) on equity securities	(24)	49	0	57	25
Subtotal (non-GAAP)	56,673	55,493	52,638	49,389	49,862
Amortization of intangible assets	3,737	3,258	3,369	3,482	3,437
Tax effect of amortization of intangible assets	(863)	(677)	(605)	(804)	(350)
Operating net income (non-GAAP)	$59,547	$58,074	$55,402	$52,067	$52,949

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025				2024
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating diluted earnings per share (non-GAAP)
Diluted earnings per share (GAAP)	$1.03	$1.04	$0.97	$0.93	$0.94
Acquisition expenses	0.05	0.01	0.00	0.00	0.00
Tax effect of acquisition expenses	(0.01)	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.07	1.05	0.97	0.93	0.94
Acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Tax effect of acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.07	1.05	0.97	0.93	0.94
Restructuring expenses	0.00	0.00	0.03	0.00	0.00
Tax effect of restructuring expenses	0.00	0.00	(0.01)	0.00	0.00
Subtotal (non-GAAP)	1.07	1.05	0.99	0.93	0.94
Litigation accrual	0.00	0.00	0.00	0.00	0.00
Tax effect of litigation accrual	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.07	1.05	0.99	0.93	0.94
Unrealized loss (gain) on equity securities	0.00	0.00	0.00	0.00	0.00
Tax effect of unrealized loss (gain) on equity securities	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.07	1.05	0.99	0.93	0.94
Amortization of intangible assets	0.07	0.06	0.06	0.07	0.07
Tax effect of amortization of intangible assets	(0.02)	(0.02)	(0.01)	(0.02)	(0.01)
Operating diluted earnings per share (non-GAAP)	$1.12	$1.09	$1.04	$0.98	$1.00

Return on assets
Net income (GAAP)	$54,422	$55,088	$51,331	$49,614	$49,793
Average total assets	17,179,984	16,755,095	16,590,741	16,439,357	16,324,320
Return on assets (GAAP)	1.26%	1.30%	1.24%	1.22%	1.21%

Operating return on assets (non-GAAP)
Operating net income (non-GAAP)	$59,547	$58,074	$55,402	$52,067	$52,949
Average total assets	17,179,984	16,755,095	16,590,741	16,439,357	16,324,320
Operating return on assets (non-GAAP)	1.38%	1.38%	1.34%	1.28%	1.29%

Return on equity
Net income (GAAP)	$54,422	$55,088	$51,331	$49,614	$49,793
Average total equity	1,955,306	1,881,116	1,836,965	1,783,646	1,757,467
Return on equity (GAAP)	11.04%	11.62%	11.21%	11.28%	11.27%

Operating return on equity (non-GAAP)
Operating net income (non-GAAP)	$59,547	$58,074	$55,402	$52,067	$52,949
Average total equity	1,955,306	1,881,116	1,836,965	1,783,646	1,757,467
Operating return on equity (non-GAAP)	12.08%	12.25%	12.10%	11.84%	11.99%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025				2024
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Net interest margin
Net interest income	$133,425	$128,165	$124,748	$120,212	$119,973
Total average interest-earning assets	15,721,189	15,393,114	15,289,591	15,165,301	15,035,988
Net interest margin	3.37%	3.30%	3.27%	3.21%	3.17%

Net interest margin (FTE) (non-GAAP)
Net interest income	$133,425	$128,165	$124,748	$120,212	$119,973
Fully tax-equivalent adjustment (non-GAAP)	875	880	884	894	882
Fully tax-equivalent net interest income (non-GAAP)	134,300	129,045	125,632	121,106	120,855
Total average interest-earning assets	15,721,189	15,393,114	15,289,591	15,165,301	15,035,988
Net interest margin (FTE) (non-GAAP)	3.39%	3.33%	3.30%	3.24%	3.20%

Operating noninterest revenues (non-GAAP)
Noninterest revenues (GAAP)	$82,026	$78,887	$74,508	$76,036	$76,314
Unrealized (gain) loss on equity securities	105	(236)	1	(245)	(247)
Total operating noninterest revenues (non-GAAP)	$82,131	$78,651	$74,509	$75,791	$76,067

Operating noninterest expenses (non-GAAP)
Noninterest expenses (GAAP)	$138,552	$128,319	$129,102	$125,290	$125,539
Acquisition expenses	(2,848)	(747)	(67)	(1)	(8)
Acquisition-related contingent consideration adjustments	0	0	0	0	(400)
Restructuring expenses	26	0	(1,525)	0	0
Litigation accrual	0	0	0	50	83
Amortization of intangible assets	(3,737)	(3,258)	(3,369)	(3,482)	(3,437)
Total operating noninterest expenses (non-GAAP)	$131,993	$124,314	$124,141	$121,857	$121,777

Operating revenues (non-GAAP)
Net interest income (GAAP)	$133,425	$128,165	$124,748	$120,212	$119,973
Noninterest revenues (GAAP)	82,026	78,887	74,508	76,036	76,314
Total revenues (GAAP)	215,451	207,052	199,256	196,248	196,287
Unrealized loss (gain) on equity securities	105	(236)	1	(245)	(247)
Total operating revenues (non-GAAP)	$215,556	$206,816	$199,257	$196,003	$196,040

Noninterest revenues/total revenues
Total noninterest revenues (GAAP) – numerator	$82,026	$78,887	$74,508	$76,036	$76,314
Total revenues (GAAP) – denominator	215,451	207,052	199,256	196,248	196,287
Noninterest revenues/total revenues (GAAP)	38.1%	38.1%	37.4%	38.7%	38.9%

Operating noninterest revenues/operating revenues (FTE) (non-GAAP)
Total operating noninterest revenues (non-GAAP) – numerator	$82,131	$78,651	$74,509	$75,791	$76,067
Total operating revenues (non-GAAP)	215,556	206,816	199,257	196,003	196,040
Fully tax-equivalent adjustment (non-GAAP)	875	880	884	894	882
Total operating revenues (FTE) (non-GAAP) – denominator	216,431	207,696	200,141	196,897	196,922
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	37.9%	37.9%	37.2%	38.5%	38.6%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025				2024
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Efficiency ratio (GAAP)
Total noninterest expenses (GAAP) – numerator	$138,552	$128,319	$129,102	$125,290	$125,539
Total revenues (GAAP) – denominator	215,451	207,052	199,256	196,248	196,287
Efficiency ratio (GAAP)	64.3%	62.0%	64.8%	63.8%	64.0%

Operating efficiency ratio (non-GAAP)
Total operating noninterest expenses (non-GAAP) - numerator	$131,993	$124,314	$124,141	$121,857	$121,777
Total operating revenues (FTE) (non-GAAP) - denominator	216,431	207,696	200,141	196,897	196,922
Operating efficiency ratio (non-GAAP)	61.0%	59.9%	62.0%	61.9%	61.8%

Total tangible assets (non-GAAP)
Total assets (GAAP)	$17,303,296	$16,957,804	$16,665,018	$16,764,296	$16,386,044
Goodwill and intangible assets, net	(942,716)	(899,967)	(898,381)	(900,332)	(901,471)
Deferred taxes on goodwill and intangible assets, net	43,905	44,130	44,336	44,644	44,618
Total tangible assets (non-GAAP)	$16,404,485	$16,101,967	$15,810,973	$15,908,608	$15,529,191

Total tangible common equity (non-GAAP)
Shareholders' equity (GAAP)	$2,006,034	$1,938,950	$1,883,091	$1,834,075	$1,762,835
Goodwill and intangible assets, net	(942,716)	(899,967)	(898,381)	(900,332)	(901,471)
Deferred taxes on goodwill and intangible assets, net	43,905	44,130	44,336	44,644	44,618
Total tangible common equity (non-GAAP)	$1,107,223	$1,083,113	$1,029,046	$978,387	$905,982

Shareholders’ equity-to-assets ratio at quarter end
Total shareholders’ equity (GAAP) – numerator	$2,006,034	$1,938,950	$1,883,091	$1,834,075	$1,762,835
Total assets (GAAP) – denominator	17,303,296	16,957,804	16,665,018	16,764,296	16,386,044
Shareholders’ equity-to-assets ratio at quarter end (GAAP)	11.59%	11.43%	11.30%	10.94%	10.76%

Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)
Total tangible common equity (non-GAAP) - numerator	$1,107,223	$1,083,113	$1,029,046	$978,387	$905,982
Total tangible assets (non-GAAP) - denominator	16,404,485	16,101,967	15,810,973	15,908,608	15,529,191
Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)	6.75%	6.73%	6.51%	6.15%	5.83%

Return on tangible equity (non-GAAP)
Net income (GAAP)	$54,422	$55,088	$51,331	$49,614	$49,793
Average shareholders’ equity	1,955,306	1,881,116	1,836,965	1,783,646	1,757,467
Average goodwill and intangible assets, net	(910,627)	(897,943)	(899,416)	(900,530)	(900,118)
Average deferred taxes on goodwill and intangible assets, net	44,018	44,233	44,490	44,631	44,225
Average tangible common equity (non-GAAP)	1,088,697	1,027,406	982,039	927,747	901,574
Return on tangible equity (non-GAAP)	19.83%	21.27%	20.97%	21.69%	21.97%

Operating return on tangible equity (non-GAAP)
Operating net income (non-GAAP)	$59,547	$58,074	$55,402	$52,067	$52,949
Average tangible common equity (non-GAAP)	1,088,697	1,027,406	982,039	927,747	901,574
Operating return on tangible equity (non-GAAP)	21.70%	22.43%	22.63%	22.76%	23.36%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025				2024
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Book value (GAAP)
Total shareholders’ equity (GAAP) – numerator	$2,006,034	$1,938,950	$1,883,091	$1,834,075	$1,762,835
Period end common shares outstanding – denominator	52,682	52,662	52,869	52,836	52,668
Book value (GAAP)	$38.08	$36.82	$35.62	$34.71	$33.47

Tangible book value (non-GAAP)
Total tangible common equity (non-GAAP) – numerator	$1,107,223	$1,083,113	$1,029,046	$978,387	$905,982
Period end common shares outstanding – denominator	52,682	52,662	52,869	52,836	52,668
Tangible book value (non-GAAP)	$21.02	$20.57	$19.46	$18.52	$17.20

	2025		2024
	4th Qtr	3rd Qtr	4th Qtr
Quarterly Segment Information Reconciliations
Reconciliation of total segment adjusted income before income taxes to total consolidated income before income taxes
Total segment adjusted income before income taxes	$78,584	$76,938	$68,055
Unrealized (loss) gain on equity securities	(105)	236	247
Amortization of intangible assets	(3,737)	(3,258)	(3,437)
Restructuring expenses	26	0	0
Litigation accrual	0	0	83
Acquisition-related contingent consideration adjustments	0	0	(400)
Acquisition expenses	(2,848)	(747)	(8)
Total consolidated income before income taxes	$71,920	$73,169	$64,540

Reconciliation of average total segment assets to average total consolidated assets
Average total segment assets	$17,298,866	$16,865,710	$16,428,533
Elimination of intersegment cash and deposits	(118,882)	(110,615)	(104,213)
Average total consolidated assets	$17,179,984	$16,755,095	$16,324,320

Banking and Corporate
Adjusted return on assets
Adjusted income before income taxes	$58,467	$56,303	$49,540
Average segment assets	16,916,167	16,516,913	16,101,730
Adjusted return on assets	1.37%	1.35%	1.22%

Adjusted return on equity
Adjusted income before income taxes	$58,467	$56,303	$49,540
Average shareholders’ equity	1,616,116	1,579,534	1,475,281
Adjusted return on equity	14.35%	14.14%	13.36%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$58,467	$56,303	$49,540
Average shareholders’ equity	1,616,116	1,579,534	1,475,281
Average goodwill and intangible assets, net	(749,254)	(736,894)	(738,726)
Average deferred taxes on goodwill and intangible assets, net	40,541	40,433	39,776
Average tangible common equity (non-GAAP)	907,403	883,073	776,331
Adjusted return on tangible equity (non-GAAP)	25.56%	25.30%	25.39%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025		2024
	4th Qtr	3rd Qtr	4th Qtr
Quarterly Segment Information Reconciliations
Employee Benefit Services
Adjusted return on assets
Adjusted income before income taxes	$15,997	$14,501	$14,099
Average segment assets	236,762	225,717	223,044
Adjusted return on assets	26.81%	25.49%	25.15%

Adjusted return on equity
Adjusted income before income taxes	$15,997	$14,501	$14,099
Average shareholders’ equity	210,344	200,739	197,112
Adjusted return on equity	30.17%	28.66%	28.46%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$15,997	$14,501	$14,099
Average shareholders’ equity	210,344	200,739	197,112
Average goodwill and intangible assets, net	(110,144)	(111,860)	(113,276)
Average deferred taxes on goodwill and intangible assets, net	3,579	3,912	4,574
Average tangible common equity (non-GAAP)	103,779	92,791	88,410
Adjusted return on tangible equity (non-GAAP)	61.16%	62.00%	63.44%

Insurance Services
Adjusted return on assets
Adjusted income before income taxes	$929	$3,242	$763
Average segment assets	104,924	83,819	66,903
Adjusted return on assets	3.51%	15.35%	4.54%

Adjusted return on equity
Adjusted income before income taxes	$929	$3,242	$763
Average shareholders’ equity	92,004	65,615	52,328
Adjusted return on equity	4.01%	19.60%	5.80%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$929	$3,242	$763
Average shareholders’ equity	92,004	65,615	52,328
Average goodwill and intangible assets, net	(47,044)	(44,916)	(43,451)
Average deferred taxes on goodwill and intangible assets, net	(329)	(311)	(410)
Average tangible common equity (non-GAAP)	44,631	20,388	8,467
Adjusted return on tangible equity (non-GAAP)	8.26%	63.09%	35.85%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025		2024
	4th Qtr	3rd Qtr	4th Qtr
Quarterly Segment Information Reconciliations
Wealth Management Services
Adjusted return on assets
Adjusted income before income taxes	$3,191	$2,892	$3,653
Average segment assets	41,013	39,261	36,856
Adjusted return on assets	30.87%	29.22%	39.43%

Adjusted return on equity
Adjusted income before income taxes	$3,191	$2,892	$3,653
Average shareholders’ equity	36,842	35,228	32,746
Adjusted return on equity	34.36%	32.57%	44.38%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$3,191	$2,892	$3,653
Average shareholders’ equity	36,842	35,228	32,746
Average goodwill and intangible assets, net	(4,185)	(4,273)	(4,665)
Average deferred taxes on goodwill and intangible assets, net	227	199	285
Average tangible common equity (non-GAAP)	32,884	31,154	28,366
Adjusted return on tangible equity (non-GAAP)	38.50%	36.83%	51.23%

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